Exhibit 10.13

UNITED PARCEL SERVICE, INC.

DISCOUNTED EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED

EFFECTIVE OCTOBER 1, 2002

AMENDMENT NUMBER TWO

Pursuant to authority granted to the Board of Directors of United Parcel Service, Inc., the Executive Committee of the Board acting on behalf of the Board has adopted the following amendments to the United Parcel Service, Inc. Discounted Employee Stock Purchase Plan (the “Plan”) pursuant to Section 15 thereof, to reduce the discount from 10% to 5% and to change the date for determining the amount of the discount to the last day of the Purchase Period effective for shares purchased in Purchase Periods beginning on or after April 1, 2009:

1.	Section 3.6, Option Price, is amended to read as follows:

Option Price means for each Purchase Period 95% of the Stock Sales Price on the last day of such Purchase Period.

2.	Section 9(a), General Rule, is amended to substitute “95%” for “90%”.

3.	Except as otherwise expressly amended herein, the terms and conditions of the Plan as in effect immediately before February 2, 2009 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certifies that United Parcel Service, Inc., based upon action by the Executive Committee of the Board dated March 27, 2009, has caused this Plan Amendment Number Two to be executed.

UNITED PARCEL SERVICE, INC.

/s/ Teri P. McClure
Teri P. McClure Senior Vice President, General Counsel and Corporate Secretary